Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-262934) pertaining to the 2019 Stock Option and Grant Plan, 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of EQRx, Inc. of our report dated March 23, 2022, with respect to the consolidated financial statements of EQRx, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 23, 2022